Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Clearwater Paper 401(k) Plan:
We consent to the incorporation by reference in the Registration Statement No. 333-156136 on Form S-8 of our report dated June 28, 2021 appearing in this Annual Report on Form 11-K of Clearwater Paper 401(k) Plan for the year ended December 31, 2020.

/s/ CliftonLarsonAllen LLP
Minneapolis, Minnesota
June 28, 2021